Exhibit 10.13

To: Fiduciary Trust Company International

FORM OF INVESTMENT MANAGEMENT WITH CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED
“________________________________________________________________”

1.
Investment Management Account. We appoint you to be the agent for the undersigned entity (referred to as “we” or “us”) to act as investment manager of an Investment Management with Custody Account (“Account”) in the name specified above to manage all assets and cash, including but not limited to the proceeds from the sale of such assets, and the income attributable to such assets, that are delivered to you for the Account (“Account Assets”). We will deliver to you only assets owned solely by us, and will advise you of the cost, date and manner of acquisition of any additional assets contributed to the Account. We will promptly notify you in writing of any reduction in the amount of the Account Assets subject to your investment management direction.

2.
Investment of Account Assets. Subject to our right to give instructions with respect to the Account as described in Section 4 of this Investment Management with Custody Agreement (the “Agreement”), we authorize you, in your discretion, to:

(a)
invest, reinvest and/or hold cash un-invested, at the Account's risk, at such times and in such manner as you determine. You may buy, sell, exchange, convert and otherwise invest or trade in any stocks, bonds, units and other instruments, whether the issuer is organized in or outside the United States, including but not limited to:

(1)	deposit accounts, including your own or those of any of your Affiliated or Subsidiary Companies, as defined in Section 12;

(2)
shares of any mutual fund (including any money market mutual fund), including, without limiting the generality of this discretion, any mutual fund for which you and/or any of your Affiliated or Subsidiary Companies, acts as sponsor, distributor, administrator, adviser, or in any other capacity, or receives investment advisory or other fees (collectively, “Affiliated Funds”); provided, however, that if you invest in any Affiliated Fund, to the extent required by any applicable law, rule or regulation, this Agreement or any other governing document, you will exclude the value of any Account Assets so invested, from the calculation of your fee under Section 11of this Investment Management Agreement; and

(3)
securities acquired pursuant to any public, private and direct placement, including, without limiting the generality of this discretion, any fund not registered under the Investment Company Act of 1940, as amended (a “Non-Registered Fund”), for which you and/or any of your Affiliated or Subsidiary Companies acts sponsor, distributor, administrator, adviser, or in any other capacity, or receives investment advisory or other fees; provided, however, that if you invest in any Non-Registered Fund, to the extent required by any applicable law, rule or regulation, this Agreement or any other governing document, you will exclude the value of any Account Assets so invested, from the calculation of your fee under Section 11 of this Investment Management Agreement.

(b)
execute any documentation as the Account's agent and attorney-in-fact as you may deem necessary to facilitate any such investment or reinvestment, including but not limited to signing the Account's or our name (1) on any securities registered in the Account's or our name in order to sell them or enable them to be deposited as authorized above, (2) on any documents necessary to establish your security interest under Section 8, and (3) on all necessary certificates of ownership or other instruments required by an issuer, depository or governmental authority under applicable law or regulation, and authorize your sub-custodians to do likewise;

(c)
place Account trades with any issuers or with any brokers or dealers, as you may select, including any of your Affiliated or Subsidiary Companies, which brokers or dealers are entitled to receive compensation out of the Account Assets for their services; and

(d)
purchase, sell, exchange, convert and otherwise execute non-US currency transactions in the spot or forward market as agent or as principal, at the market rate, as determined by you at your discretion.

3.	Custody of Account Assets. Subject to Sections 4 and 5(a), we authorize you, in your discretion:

(a)
to hold cash and hold any issue of securities in the Account with securities of the same issue of your other clients, and deposit Account Assets (whether in “book entry” or physical form) with any domestic or non-US bank, broker or dealer, or securities depository, as your sub-custodian, in nominee name or otherwise;

(b)
with respect to trades reported on the Account's behalf through Depository Trust Company (“DTC”), to accept instructions from DTC (whether in a DTC report or otherwise) as though they were given by us; and

(c)
in those cases in which securities that have been purchased at varying prices are being sold or transferred, to use the “specific identification method” for allocating tax lots to a particular sale or transfer of securities for U.S. federal income tax purposes, unless we specifically request you to use another method of tax lot selection on or before the settlement date relating to that sale or transfer. This delegation of authority includes, without limitation, the discretion to select tax lots using a lot selection method other than “FIFO” (first-in, first-out).

4.
Special Instructions. We authorize you to record telephone conversations related to the Account, and to rely on our oral or written instructions or notices when you receive them from any of our Authorized Persons, as defined in Section 6(k). We agree to confirm in writing any oral instruction given to you as soon thereafter as possible. You shall be under no duty to make any investigation or inquiry as to any statement contained in any oral or written instruction given and, unless and until specifically advised otherwise, you may accept the same as conclusive evidence of the truth and accuracy of the statements contained therein. You agree to comply with the following special instructions: _________________________________________________________________________

__________________________________________________________________________________________

Notwithstanding the foregoing, we agree that these special instructions shall continue to be effective until canceled or modified by us in a subsequent writing delivered to you.

5.	Administrative Provisions.

(a)	Income. Please remit income as follows: ______________________________________________________

(b)
Statements. You agree to send us statements of principal and income transactions and appraisals of Account Assets at least quarterly, in written form or in any other form that you choose to make available, and provide an annual statement of income classified for federal income tax purposes, and a schedule of security transactions for the calendar year showing gains and losses, if the income tax costs and dates of acquisition are available. For purposes of all reports made by you, any non-US securities denominated in non-US currencies will be valued in the Account's base currency, which will be in United States dollars unless we agree otherwise. We agree to accept any form of communication transmitting such information.

(c)
Preparation of Income Tax Returns. You are ☐ are not ☐ authorized to prepare our income tax returns. If we have requested this service, you are authorized to charge the Account based on the amount of work involved.

(d)
Shareholder Disclosure. You may disclose the Account's or our name, address and security position when requested to do so by any issuer of securities held in the Account, unless we indicate that you may not (unless required by law) by checking the box ☐.

6.	Representations and Warranties. We hereby acknowledge, represent and warrant to, and agree with you, as follows:

(a)
Client Assets. We are the sole owner of all Account Assets and (1) there are no restrictions on the transfer, sale or public distribution of any such Account Assets and (2) no option, lien, charge, security or encumbrance exists over such Account Assets, except as described to you in writing.

(b)
Authority. All authority given to you under this Agreement will remain in effect until changed or terminated by us in writing. You may give a copy of this Agreement to any broker, dealer or other party to a transaction, as evidence of your authority to act on the Account's behalf.

(c)
Understanding of Terms. We have reviewed, either alone or with our independent agent, and understand the matters set forth in this Agreement. We have received all information that we deem necessary or desirable in connection with our decision to enter into this Agreement.

(d)	Compliance with Anti-Money Laundering Laws. To comply with United States anti-money laundering laws and regulations, we represent as follows:

(1)
The Account Assets were not, and are not, directly or indirectly derived from activities that may contravene United States federal, state or international anti-money laundering laws or regulations to the extent that any such laws or regulations may be applicable to us.

(2)	If we are acting as agent or nominee for the beneficial owners of the Account Assets, we have adopted anti-money laundering policies and procedures with which we are in compliance.

(3)
If we are a non-US bank, we are not operating under an offshore banking license, which as a condition of our license, prohibits us from conducting banking activities with the citizens of, or in the local currency of, the jurisdiction that issued such license.

(4)
We have not been formed by, or for the benefit of, any individual described below; and none of the Authorized Persons identified to you from time to time in accordance herewith, is an individual described below:

(A)	a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a non-US government (whether elected or not), or

(B)	a senior official of a major non-US political party, or

(C)	a senior executive of a non-US government-owned commercial enterprise, or

(D)
an immediate family member of any of the individuals described in subsections (A) through (C) above, or a person known to maintain a close personal or professional relationship with any such individuals.

For purposes of this representation, “senior official or executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources; “immediate family” includes a spouse, parents, siblings, children, and a spouse's parents or siblings.

(5)
We acknowledge that Federal law requires that you obtain, verify and record information and documents to identify the persons opening new accounts. For natural persons, this may include, without limitation, name, address, date of birth, and social security numbers, as well as government-issued photo identification, and for clients, other than natural persons, tax identification numbers and documents evidencing formation (e.g., Articles of Incorporation). We further acknowledge that you may also screen such names against various databases to verify identity.

(6)
We agree to provide you with information and documentation relating to our organizational structure, beneficial ownership, source of funds and Authorized Persons, including any changes relating thereto, whenever such changes occur, or if there are no such changes, upon request by you.

(e)
Changes to Account or Representations in Agreement. We will promptly notify you in writing of: (1) any change to the Account of which you would not otherwise have knowledge; and/or (2) any occurrence that results, or threatens to result, in any representations by us contained in this Agreement becoming false, misleading or incomplete.

(f)
Past Performance Not Indicative of Future Results. We acknowledge that past performance results achieved by accounts supervised and/or managed by you may not be indicative of the future performance of the Account.

(g)
Notice of Certain Events. We or our successor or legal representative, as the case may be, shall promptly notify you in writing of our dissolution, termination, merger, bankruptcy and/or the occurrence of any other event that might affect the validity of this Agreement or your authority under this Agreement. All directions given and actions taken or omitted by you prior to the time that such notice is given to you and which would otherwise be appropriate under the terms of this Agreement shall be binding upon us and any successor or legal representative thereto. Neither we nor any successor or legal representative thereto shall hold you liable for any loss, damage or liability arising out of or based upon any action taken or omitted by you in accordance with this Section 6(g).

(h)
Authority to Enter Into Agreement and of Signatory. We have full authority and power to engage you under the terms and conditions of this Agreement, and to execute, deliver and perform this Agreement without the need for any governmental or other authorizations, approvals or consents. Any individual whose signature is affixed to this Agreement on our behalf has full authority and power to execute this Agreement on our behalf. Any such individual and/or we shall promptly notify you in writing of any event that could reasonably be anticipated to affect any such individual's authority under this Agreement.

(i)
Binding Obligations. We represent that your engagement by us pursuant to the terms of this Agreement constitutes our legal, valid and binding obligation and does not violate our constituent documents, any other material agreement, order or judgment of any court or governmental authority, or any law applicable to us. We further represent that all investments permitted herein are within our power to enter into and have been duly authorized, and that when you enter into such investments on the Account's behalf and they are binding against a counterparty, they will constitute our legal, valid, and binding obligations.

(j)
Organizational Documents. We represent that you have been furnished a true and complete copy of such documentation, as amended to date, that establishes and evidences our organization as a legal entity and our authority to retain you. We will furnish promptly to you any amendments to such documentation, and we agree that, if any amendment affects your rights or obligations, such amendment will be binding on you only when you agree in writing. If the Account contains only part of our investment assets, we understand that you will have no responsibility for the diversification or concentration of all of our investments, and that you will have no duty, responsibility or liability for assets that are not in the Account.

(k)
Corporations, Partnerships and Other Entities. We represent that the individual(s) specified below in subsections (1) and (2) of this Section 6(k) are authorized to certify to you from time to time those persons who are duly authorized to act for us under this Agreement (“Authorized Persons”) and those persons or entities who are our shareholders, partners or members. We agree to notify you promptly in writing of any changes in the information specified below or on the Exhibits referred to below and attached hereto. We further represent as follows:

1.	Corporations. If we are a Corporation:

(A)
Our President, Secretary or Chief Financial Officer listed on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(B)	We have not issued bearer shares.

(C)	If we have five or fewer shareholders, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	Check as applicable:
☐ we are incorporated under the laws of            as a for-profit corporation; or
☐ we are incorporated under the laws of            as a not-for-profit corporation.

2.	Partnerships and Other Entities.

(A)	If we are a partnership, an Authorized Person is any one of the general partners named on the attached Certification of Authorized Persons (Exhibit A).

(B)
If we are an entity other than a corporation or partnership, the officer specified on the attached Certification of Authorized Persons (Exhibit A) is authorized to act for us as an Authorized Person and to certify to you from time to time, by listing on, and delivering to you, Exhibit A or a substantially similar form, those other persons who also are so authorized to act on our behalf.

(C)
If we are a partnership or entity other than a corporation, and have five or fewer partners or members, we have accurately and completely listed on the attached Certification of Ownership (Exhibit B) all of the applicable information requested.

(D)	If we are a partnership or other entity, other than a corporation, we were formed under the laws of .

3.	Our taxable (or fiscal year) ends .

4.	We are not required to be registered under the United States Investment Company Act of 1940, as amended.

(l)	Non-US Entities. If we are a non-US entity including but not limited to a corporation or partnership formed under the laws of a country other than the United States, we further represent as follows:

(1)	We have checked here ☐ if we meet any of the criteria under Test I on Exhibit C hereto; and we have checked here ☐ if we meet any of the criteria under Test II on such Exhibit C.

(2)	We are not a dealer in stocks or securities and we do not have our principal office in the United States, nor are we otherwise engaged in trade or business in the United States.

We agree to notify you promptly in writing of any changes in the information specified above.

7.
Repayment of Debts; Payment of Interest. We agree to repay you whether or not demand is made (a) the amount of any overdraft or other amounts (including but not limited to fees) owed by us, or charges or liabilities advanced or incurred by you, a sub-custodian, or nominee in connection with the Account (including but not limited to attorneys' fees) or any other account that we maintain with you, and (b) interest thereon at the rate then charged by you to your investment management clients on demand notes, as that rate may change from time to time (collectively “Debts”). You may charge the Account, or any other account that we may then have with you, for any Debts.

8.
Grant of Security Interest. To collateralize our obligations to repay any Debts, by signing this Agreement we grant you a continuing security interest in the Account Assets and the assets in any other account (including, but not limited to cash, certificated and uncertificated securities and other financial assets) that we maintain with you in the same legal capacity at any time that any Debts are outstanding ("Collateral"). You may apply any cash, or sell any other Collateral and apply the proceeds to repayment of the Debts and related expenses. We agree that you will have all the rights of a secured creditor that are provided by New York law and that you may assign any such rights.

9.	Your Responsibilities. Your responsibilities are solely as stated in this Agreement. Specifically, we agree that, except as may otherwise be provided by law, you shall not be liable for:

(a)
any loss that the Account may suffer by reason of any investment decision made or other action taken or omitted in good faith and with that degree of care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity would use in the conduct of an enterprise of a like character and with like aims;

(b)
any loss, expense or other liability (including but not limited to attorneys' fees) arising or incurred as a result of your compliance with our instructions, reasonably and in good faith believed by you to be genuine;

(c)	any act or failure to act by any broker or other person with whom you or the Account may deal in connection with the subject matter of this Agreement; or

(d)
any failure or delay in performance of any obligation under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond your reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotages; epidemics; riots; interruptions, loss or malfunctions of utility, transportation or communication service; accidents; labor disputes; acts of civil or military authority; governmental actions and inability to obtain labor, material, equipment or transportation.

We understand that the value of investments made for the Account may go down as well as up, and may be subject to various market, economic and/or business risks (and if the Account is invested in international markets, currency and political risks, including but not limited to the risks of nationalization, confiscatory taxation and exchange restrictions), as well as the risk that the investment decisions made may not always be profitable or prove to have been wise. We also understand that there is no guarantee as to the value of our investments or the specific performance level of the Account.

We understand that securities, mutual funds and other non-deposit investments are not deposits or other obligations of, or guaranteed by you or any other bank, are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency, and are subject to investment risk, including possible loss of principal amounts invested.

10.
General Indemnification. We agree to indemnify you to the fullest extent permitted by law for any expense or liability (including, without limitation, attorneys' fees and related charges and expenses) incurred by you with respect to the Account when acting in accordance with this Agreement or to enforce this Agreement or any part thereof, including, without limitation, this Section 10.

11.
Compensation. For your services under this Agreement, we authorize you to charge the fees and charges as set forth in Schedule 1 attached to this Agreement, as that schedule may be amended from time to time by agreement by both parties to this Agreement. You may charge ___% against income and ___% against principal; or to the extent that the income is insufficient to cover the percentage of fees and charges indicated, then the balance thereof is to be charged against principal.

12.
Conflicts. Nothing in this Agreement shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees, to engage in any other business or to render investment management services or services of any kind to any other client. We understand that you provide investment management services to numerous other accounts. We understand that you may give advice and take action with respect to any of your other clients and their accounts that may differ from the timing or nature of action taken by you with respect to the Account. Nothing in this Agreement shall impose upon you any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Account, any security (including long and short positions) that you, or your Affiliated or Subsidiary Companies, or your or their directors, officers, employees or family members of any of them may purchase or sell for its or their own account(s) or for the account of any other client. For purposes of this Agreement, “Affiliated or Subsidiary Companies” are those operating companies and investment entities, directly or indirectly controlled by, or under common control with, you or your parent company, Franklin Resources, Inc., and whether using the name Fiduciary, Templeton, Franklin, FTI or any other name.

We acknowledge that your ability and that of your Affiliated and Subsidiary Companies to effect and/or recommend transactions may be restricted by applicable regulatory requirements in the United States and elsewhere and/or your or their internal policies designed to comply with such requirements. Consequently, there may be periods when you may not initiate or recommend certain types of transactions in certain investments when you or your Affiliated or Subsidiary Companies are performing services or when aggregated position limits have been reached, and we will not be advised of that fact.

We acknowledge that you or your Affiliated or Subsidiary Companies may obtain and keep profits, commissions and fees in connection with activities for other clients and from their own accounts. We also acknowledge that you may receive compensation from distributors of mutual funds, including money market funds, for performing shareholder servicing functions that such distributors would otherwise have to perform themselves. If any Account Assets are invested in such funds, you are authorized to receive this compensation.

13.
Proxies and Other Legal Notices. Decisions on proxy voting will be made by you unless such decisions are expressly reserved by us. You shall not be expected or required to take any action other than the rendering of investment-related advice with respect to lawsuits involving securities presently or formerly held in the Account, or the issuers thereof. However, you will use commercially reasonable efforts to file proofs of claim on behalf of the Account in class-action suits and, in that connection, you may, without prior permission or consent, include information about the Account. We acknowledge that by filing a proof of claim on our behalf, you may waive our right to pursue separate litigation against the issuer with respect to the subject matter of the lawsuit. Should you determine to undertake litigation against an issuer on behalf of one or more clients, you shall obtain our prior written consent to undertake such litigation before we are included in any such litigation. If we consent to such litigation, we agree to pay the portion of any reasonable legal fees associated with our claim or we will forfeit any claim to any assets that you may recover on behalf of the Account, up to the amount of such legal fees owed by us to you. If we do not consent to such litigation, we agree to hold you harmless for excluding the Account from such action and agree to indemnify you against any claims the Account may have against you resulting from the Account exclusion.

14.
Brokerage. In selecting brokers or dealers to execute trades, you are expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance your investment research and portfolio management capability, generally, even if the commission exceeds the commission which another broker would have charged for effecting the transaction; provided that you determine in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services provided by such broker, either in respect of the Account or your overall responsibilities to your discretionary accounts.

Nothing herein shall preclude the “bunching” of orders for the sale or purchase of portfolio securities in the Account with other accounts managed by you. In some cases, prevailing trading activity may cause you to receive various execution prices on the entire volume of any security sold for the accounts of your clients. When this happens you may average the various prices and charge or credit the Account with the average price, even though the effect of this aggregation of price may sometimes work to the disadvantage of the Account. We also understand and acknowledge that you or your Affiliated or Subsidiary Companies may, based upon factors that you deem to be important, such as the relative size, investment objectives and/or investment restrictions of client accounts, restrict to certain accounts purchases and sales of securities acquired in initial public offerings, including those that trade or are expected to trade at a premium in the secondary market.

15.
Confidential Relationships. All information and recommendations furnished by either party to the other shall at all times be treated in strictest confidence and shall not be disclosed to third persons, except as may be permitted by law or regulation, or except upon the prior written approval of the other party to this Agreement.

16.
Communications. All Account documents and other instructions or notices, as applicable, required to be in writing shall be deemed duly given when delivered in person or sent by first-class mail, postage prepaid, overnight courier, or confirmed facsimile, with original to follow, to us at our address below, or to you addressed as follows:

Fiduciary Trust Company International
600 Fifth Avenue
New York, New York 10020

Either party may, by written notice given at any time, designate a different address for the receipt of Account documents, instructions or notices due under this Agreement.

17.	Use of Affiliated or Subsidiary Companies. You may delegate all or part of your duties under this Agreement to any Affiliated or Subsidiary Company.

18.	Governing Law. This Agreement will be governed by the laws of the State of New York without regard to any laws that might otherwise apply under principles of choice of law or conflicts of law.

19.
Entire Agreement; Amendment; Termination. This Agreement sets forth and restates the entire understanding of the parties with respect to the Account, and replaces all previous agreements, understandings and communications, oral or written. It can only be amended by both parties in writing, except that, if you send us notice of an amendment, it will become effective thirty days later unless we object in writing within that time. We may terminate this Agreement at any time by written notice to you. You may terminate it on thirty days' written notice to us. Sections 6, 7, 8, 9, 10, 11, 15, 16, 18 and 19 shall survive the termination of this Agreement. Upon termination you will have no further obligations hereunder, provided that any liability under this Agreement of either party to the other shall survive and remain in full force and effect with respect to transactions that have been initiated, but not completed, and with respect to any other claim or matter of which either of the parties has given the other written notice prior to such termination, until such liability has been finally settled (except that you will be entitled to your fees, prorated to the date of termination). If liquidation of any part of the Account is necessary or desired by us, you will do so in an orderly manner and, after settlement of all amounts outstanding from the Account, you will transfer such liquidated assets and any other remaining Account Assets to us or in accordance with our instructions.

20.
Severability. The provisions of this Agreement are severable. If any provision, or part thereof, is determined to be void, voidable, illegal or invalid, the remaining provisions of this Agreement, including parts thereof, if applicable, shall continue to be valid and enforceable.

21.	FDIC Insurance Disclosure. We acknowledge that securities, mutual funds and other non-deposit investments in the Account are subject to the following:
NOT FDIC-INSURED
May lose value
No bank guarantee.
We understand that any cash balances placed on deposit in the Account are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the maximum extent allowed under the FDIC's general deposit insurance rules; and that through December 31, 2012, deposits placed in non-interest-bearing transaction accounts, including demand deposits and checking accounts, are fully insured without monetary limit.

AGREED:
Name of Legal Entity
FIDUCIARY TRUST COMPANY INTERNATIONAL		By:
Signature
By:
	Signature	Name and Title (Please Print)

	Name and Title (Please Print)	Address
Date:
City State Zip Code

Telephone

Fiduciary Trust Company International

EXHIBIT A

CERTIFICATION OF AUTHORIZED PERSONS
UNDER THE INVESTMENT MANAGEMENT WITH CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED
“____________________________________________________________”

I certify, as the ____________________________ (specify title; e.g., general partner [of a partnership]; president, secretary [of a corporation]; managing member [of an LLC]), that the following persons are “Authorized Persons” under the Agreement. If box is checked ☐, complete shaded fields.

NAME	TITLE	TAX ID NO.	SPECIMEN SIGNATURE

Name of Legal Entity (Please Print)
By:
Signature

Name and Title (Please Print)
Date:

Fiduciary Trust Company International

EXHIBIT B
CERTIFICATION OF OWNERSHIP
of _______________________ (the “Company”)*
*Insert Name of Company above signature line below
Part A.
The undersigned hereby certifies on behalf of the Company:

1.
As of the ___________ day of ___________________, 201__, the Company's books and records reflect that those listed below are the sole holders and beneficial owners of the Company's issued and outstanding shares or ownership interests:

Name of Holder of Ownership Interests “Owner”)* (e.g., Shareholder / Partner / Member)	Residential Address

*	Complete Part B for each Owner that is a “Fiduciary Account” (e.g., Trust, Estate, Uniform Transfers to Minors Act Account, etc.)

2.
For any Fiduciary Account specified above, the funder, each beneficiary to whom income or principal is currently distributable, and each acting trustee, executor, custodian (under the Uniform Transfers to Minors Act), and other fiduciary, together with the legal capacity and residence of each, are listed in Part B.

Part B.

Name of Person	Legal Capacity	Legal Residence (City and State)

Insert name of Company
By:
Signature
Name:
Please print
Title:

Fiduciary Trust Company International

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C

to the Investment management with Custody Agreement
For Account Entitled
“___________________________________________________________________”

U.S. federal law places certain restrictions on non-US ownership of any interest in oil and gas leases on federal (U.S.) land and on non-US control of United States shipping and communications companies. In connection with such securities that are or may be held in a client's account, Fiduciary must certify to issuers or to domestic depositories where the securities may be held (e.g., Depository Trust Company (“DTC”)) whether the client meets any of the criteria set forth in either Test I or Test II.

TEST I

For purposes of shipping and communications companies, do you meet any of the following criteria?

(a)	Any individual person who is not a United States citizen;

(b)	Any non-US government;

(c)
Any corporation, the president, chief executive officer, chairman of the board of directors or other executive officer of which is not a United States citizen, or of which more than a minority of its directors necessary to constitute a quorum or more than a minority of its directors are not United States citizens;

(d)	Any corporation organized under the laws of any non-US government;

(e)
Any corporation of which more than one-fourth of its stock is owned beneficially or of record, or may be voted, by persons who are not United States citizens, or which by any other means whatsoever is controlled by or in which control is permitted to be exercised by persons who are not United States citizens;

(f)	Any partnership or association which is controlled by persons who are not United States citizens; or

(g)	Any person (including any individual, partnership, corporation or association) who acts as representative of, or fiduciary for, any person described in clauses (a) through (f) above.

Fiduciary Trust Company International

(APPLICABLE TO NON-US ENTITIES ONLY)

EXHIBIT C (cont'd)

TO THE INVESTMENT MANAGEMENT WITH CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED
“____________________________________________________________________”

TEST II

For purposes of ownership interests in oil and gas leases on federal (U.S.) land, do you meet any of the following criteria?

(a)	Any individual person who is not a citizen of the United States;

(b)
Any association (including a partnership, joint tenancy and tenancy in common) organized or existing under the laws of any government outside the United States or any state or territory thereof, or of which any members are not citizens of the United States;

(c)
Any corporation organized under the laws of any government outside the United States or any state or territory thereof, or of which corporation, to the best of its knowledge, more than 5% of the voting stock, or if all of the voting stock, is owned or controlled by citizens of countries that deny to United States citizens privileges to own stock in corporations holding oil and gas leases similar to the privileges of non-United States citizens to own stock in corporations holding oil and gas leases on federal lands; or

(d)	Any person otherwise not qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time.

Fiduciary Trust Company International

SCHEDULE 1

FEE SCHEDULE
INVESTMENT MANAGEMENT WITH CUSTODY AGREEMENT
FOR ACCOUNT ENTITLED
“                                            ”

As compensation for managing and maintaining custody of my Account, you shall be paid as follows:

Investment Management Fee:[complete/delete as appropriate]

     % of the first $      million assets

     % of the next $      million assets

     % of the balance of the assets

The minimum annual investment management fee for my Account shall be $_________.

Administrative Fee: [delete section completely if not part of fees to be charged]

____% of the entire account [include for variable schedule; delete for flat schedule]

The minimum annual administrative fee for my Account shall be $__________.

You shall be paid the above fees quarterly, based on the asset value of my Account valued as of the last Business Day of the previous calendar quarter, equal to one-fourth of the annual rates specified above. For purposes of this Schedule, “Business Day” shall mean any day on which banking institutions in New York State are required to be open for business.

Fiduciary
Trust
International

PERMISSION TO USE YOUR NAME ON A REPRESENTATIVE CLIENT LIST

We frequently receive requests from prospective clients for a sample or representative list of clients invested in one of our investment styles or strategies. We would greatly appreciate your taking a moment to consider being included on such a list.
We wish to honor your preference with respect to releasing the name of your organization to any third-party entity. For this reason, we wish to obtain your permission prior to including your name on a representative client list. Please note that inclusion of your name on such a list does not constitute an endorsement by you of Fiduciary Trust Company International. In addition, in the event a prospective client asks us for additional contact information with respect to your organization, we will obtain your permission to do so prior to releasing any such information.
Please review and indicate your preference in the appropriate space below in the "Permission to Use Name" box. Should your preference change at a later date, simply let your Portfolio Manager know, and we will make the necessary changes.
Thank you for your time and consideration.

Permission to Use Name

_____	You may use the name of our organization (but no contact or address information) in a representative or sample client list.

_____	We prefer that the name of our organization not be used in any representative or sample client list.

[INSERT NAME OF CLIENT]

By:	____________________________________________________	____________
Name:		Date
Title: